UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025 (February 21, 2025)

TransMontaigne Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(be) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

As of the date of this filing, the registrant has no common units outstanding.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture

On February 21, 2025, TransMontaigne Partners LLC, a Delaware limited liability company (the “Company”) issued 8.500% senior notes due 2030 (the “Notes”) at par in an aggregate principal amount of $500.0 million to certain persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture (the “Indenture”) dated as of February 21, 2025, among the Company, certain of the Company’s wholly-owned domestic subsidiaries (the “Guarantors”) and UMB Bank, National Association, as trustee (the “Trustee”).

The Notes will mature on June 15, 2030. Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025.

The Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis by the Guarantors. The Notes and the Guarantees rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future unsecured senior indebtedness and senior to all of the Company’s and the Guarantors’ future subordinated indebtedness. The Notes and the Guarantees are effectively subordinated in right of payment to all of the Company’s and the Guarantors’ existing and future secured debt, including debt under the Company’s credit agreement, to the extent of the value of the assets securing such debt, and are structurally subordinated to all liabilities of the Company’s subsidiaries that do not guarantee the Notes.

At any time prior to March 15, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 108.500% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, with an amount of cash not greater than the net cash proceeds from certain equity sales. On or after March 15, 2027, the Company may redeem all or a part of the Notes, upon prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of each year indicated below (subject to the rights of holders of notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date):

Year	Percentage
2027	104.250%
2028	102.125%
2029 and thereafter	100.000%

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Indenture” is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture, dated February 21, 2025, among TransMontaigne Partners LLC, the guarantors named therein and UMB Bank, National Association.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS LLC

Date: February 26, 2025	By:	/s/ Matthew White
Matthew White
Executive Vice President, General Counsel and Secretary